Exhibit 10.3

INDEMNIFICATION AND RELEASE AGREEMENT

THIS INDEMNIFICATION AND RELEASE AGREEMENT (this “Agreement”) is made and entered into as of this 5th day of December, 2014 (the “Effective Date”), by and between WORLD FUEL SERVICES CORPORATION, a Florida corporation (“WFS”), and DAKOTA PLAINS HOLDINGS, INC., a Nevada corporation (“DAKP”).

W I T N E S S E T H

WHEREAS, DAKP owns all of the membership interests of each of Dakota Plains Transloading, LLC, a Minnesota limited liability company (“Dakota Plains Transloading”) and Dakota Plains Marketing, LLC, a Minnesota limited liability company (“Dakota Plains Marketing”);

WHEREAS, immediately prior to the Effective Date, Petroleum Transport Solutions, LLC, a Minnesota limited liability company and an indirect wholly owned subsidiary of WFS (“PTS”), owned fifty percent (50%) of the membership interests of each of Dakota Petroleum Transport Solutions, LLC, a Minnesota limited liability company ( “DPTS”) and DPTS Marketing LLC, a Minnesota limited liability company (“DPTSM”);

WHEREAS, DAKP, PTS, Dakota Plains Marketing and Dakota Plains Transloading have entered into that certain Membership Interest Purchase Agreement dated as of the Effective Date (the “Purchase Agreement”), pursuant to which, among other things, (a) Dakota Plains Transloading acquired all of the membership interests of DPTS owned by PTS and (b) Dakota Plains Marketing acquired all of the membership interests of DPTSM owned by PTS; and

WHEREAS, DAKP and PTS have agreed that the parties’ obligation to consummate the transactions contemplated by the Purchase Agreement is subject to the condition, among others, that WFS and DAKP shall have entered into this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:

1.                   Definitions. In addition to the terms defined elsewhere herein, the terms below are defined as follows:

(a)           “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such individual’s immediate family and any Person who is controlled by any such member or trust. For the purposes of this Agreement, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (a) vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

For the avoidance of doubt, with respect to any entity organized as a trust, any grantor, creator, trustor, settlor, maker, trustee, or beneficiary of such trust, or other Person performing a role similar to any of the foregoing with respect to such trust, is an Affiliate of such trust. Notwithstanding the foregoing, with respect to WFS, “Affiliate” does not include DPTS or DPTSM .

(b)           “Agreement” has the meaning set forth in the Preamble.

(c)           “Bodily Injury” means physical or mental injury, sickness or disease, including death resulting from any of these at any time.

(d)           “Cap” has the meaning set forth in Section 2(b).

(e)           “Claims” means claims, allegations, complaints, petitions, demands, suits, actions, Legal Proceedings, assessments, adjustments, judgments, damages, fines, and losses, including all reasonable, documented, out-of-pocket costs, fees, and expenses associated with the foregoing.

(f)           “Dakota Plains Marketing” has the meaning set forth in the Recitals.

(g)           “Dakota Plains Transloading” has the meaning set forth in the Recitals.

(h)           “DAKP” has the meaning set forth in the Preamble.

(i)            “DAKP Indemnification Claim” has the meaning set forth in Section 3(a).

(j)            “DAKP Indemnified Parties” has the meaning set forth in Section 2(a).

(k)           “DAKP Indemnifying Parties” has the meaning set forth in Section 2(b).

(l)            “Derailment” has the meaning set forth in Section 2(a).

(m)          “Derailment Claim” means any Claim arising out of the Derailment.

(n)           “DPTS” has the meaning set forth in the Recitals.

(o)           “DPTSM” has the meaning set forth in the Recitals.

(p)           “Economic Loss” means any and all economic losses, including damages to business.

(q)           “Effective Date” has the meaning set forth in the Preamble.

(r)            “Escrow Account” has the meaning set forth in Section 2(c).

(s)           “Excluded Matters” means any Claims for breach of the Purchase Agreement or this Agreement.

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(t)            “Governmental Authority” means any domestic or foreign governmental or regulatory agency, authority, bureau, commission, department, official, or similar body or instrumentality thereof, or any public or private court, public or private arbitrator or tribunal, or any other public or private body administering dispute resolution.

(u)           “Indemnification Claim” means both DAKP Indemnification Claims and WFS Indemnification Claims.

(v)           “Indemnified Party” is the relevant DAKP Indemnified Party for purposes of DAKP Indemnification Claims and the relevant WFS Indemnified Party for purposes of WFS Indemnification Claims.

(w)          “Indemnifying Party” is WFS for DAKP Indemnification Claims and the DAKP Indemnifying Parties for WFS Indemnification Claims.

(x)           “Lease Agreements” means those railcar lease agreements identified in Exhibit A.

(y)          “Legal Proceeding” means any judicial, administrative, arbitral, or other action, suit, mediation, investigation, inquiry, demand, proceeding, arbitration, audit, or claim (including any counterclaim) by or before a Governmental Authority.

(z)           “Person” means an individual, corporation, partnership (general or limited), limited liability company, joint venture, association, trust or other entity or organization or Governmental Authority.

(aa)         “Property Damage” means (a) damage to property, including any and all resulting loss of use or value of that property; and (b) loss of use or value of property that is not damaged. For the avoidance of doubt, “Property Damage” shall include damage, injury and loss in connection with, relating to or otherwise arising from (x) enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable environmental law, regulation, ordinance, contractual obligation, judicial or administrative order or decree, or otherwise; and (y) storage, handling, use, generation, processing, treatment, transport, investigation and remediation, and other management of chemicals, hazardous substances, petroleum, crude oil, or other pollutants, contaminants or waste materials of any kind.

(bb)        “PTS” has the meaning set forth in the Recitals.

(cc)         “Purchase Agreement” has the meaning set forth in the Recitals.

(dd)        “Released Claims” has the meaning set forth in Section 6(a).

(ee)         “Third-Party Claim” means any and all Claims made or brought by any Person who or which is not a party to this Agreement.

(ff)          “WFS” has the meaning set forth in the Preamble.

(gg)        “WFS Indemnification Claim” has the meaning set forth in Section 3(b).

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(hh)         “WFS Indemnified Parties” has the meaning set forth in Section 2(b).

2.                   Agreement to Indemnify; Escrow.

(a)           WFS’s Agreement to Defend and Indemnify DAKP. Subject to the terms and conditions hereof, WFS, on behalf of itself and its direct and indirect subsidiaries, shall indemnify, defend and hold harmless DAKP, DPTS and DPTSM (and each of their respective officers, managers, directors, employees, Affiliates, members, stockholders, and the successors to and assigns of the foregoing) (collectively, the “DAKP Indemnified Parties”), from and against any and all (i) Third-Party Claims for Bodily Injury in connection with, relating to, or otherwise arising from the train car derailment that occurred in Lac-Mégantic, Quebec, on July 6, 2013 (the “Derailment”), (ii) Third-Party Claims for Property Damage in connection with, relating to, or otherwise arising from the Derailment, and (iii) to the extent not already covered in the immediately (i) and (ii) of this sentence, Third-Party Claims otherwise related to or arising from the Third-Party Claims covered in (i) and (ii) of this sentence, including for Economic Loss, loss of consortium, loss of income or similar claims, in each case solely to the extent the costs of defense and liability as to such Third-Party Claims are not paid for or reimbursed by insurance or by third parties as provided in Section 5. Although WFS’s obligations to defend and indemnify DAKP Indemnified Parties for DAKP Indemnification Claims are net of (i.e., excess of) any insurance or third party recovery for those claims, WFS agrees to fund such defense and indemnification in advance of any third party recovery or insurer payment or agreement to defend or indemnify in order to assure the DAKP Indemnified Parties protection under this Agreement and to avoid the DAKP Indemnified Parties suffering a gap in the defense of any Derailment Claim or in the funding of any judgment or settlement of a Derailment Claim, provided however that any third party recovery or insurer payment pertaining to such funding by WFS shall be allocated as described under Section 5(c) so as to ensure that WFS’s ultimate indemnity obligation as set forth in this Section 2(a) remains net of insurance and third party recovery as provided above (for purposes of example, if WFS’s indemnity obligation to DAKP with respect to a Derailment Claim is $1,000,000, and insurance and third party recovery for such Derailment Claim is $500,000, DAKP shall be entitled to receive from WFS, and WFS shall be obligated to pay to or on behalf of DAKP, the full amount of its indemnity obligation (i.e. $1,000,000 in the case of this example, with WFS retaining the $500,000 recovery) provided however that nothing in this example alters the terms of the indemnity obligations as set forth in the preceding sentences of this section 2(a)). As between WFS, on the one hand, and the DAKP Indemnifying Parties, on the other hand, WFS shall control the defense of any Claim as to which the indemnification obligations in this Section 2(a) apply, according to the terms and procedures described in Section 3. WFS shall vigorously defend all such Third-Party Claims and shall use reasonable, good-faith efforts to minimize amounts payable by WFS and the DAKP Indemnifying Parties hereunder in connection with such Third-Party Claims.

(b)           DAKP and Affiliates’ Agreement to Indemnify WFS. Subject to the Cap and all other terms and conditions hereof, each of DAKP, Dakota Plains Transloading and Dakota Plains Marketing (collectively, the “DAKP Indemnifying Parties”), on behalf of itself and each such entity’s direct and indirect subsidiaries, shall indemnify and hold harmless WFS and WFS’s officers, managers, directors, employees, Affiliates, members, stockholders and the successors to and assigns of the foregoing (collectively, the “WFS Indemnified Parties”), from and against (i) fifty percent (50%) of the documented, out-of-pocket costs and expenses (including defense costs

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and legal expenses, and any payment of any judgment or settlement) incurred by any WFS Indemnified Party as a result of or arising out of obligations (including railcar replacement and casualty payments, judgments and settlements) to each of the lessors of railcars under the Lease Agreements identified in Exhibit A for damage to any such rail cars destroyed in the Derailment; and (ii) fifty percent (50%) of the documented out-of-pocket defense costs and legal expenses incurred by any WFS Indemnified Party in connection with the Derailment, including, without limitation, legal expenses for coverage counsel but solely to the extent such obligations, defense costs and legal expenses as set forth in (i) and (ii) of this sentence are not paid for or reimbursed by insurance or third parties as provided in Section 5. Notwithstanding anything herein to the contrary, the DAKP Indemnifying Parties collectively shall not be required to provide indemnification hereunder in excess of Ten Million Dollars ($10,000,000) in the aggregate (the “Cap”).

(c)   Escrow Account. To secure its obligations in Section 2(b), DAKP shall fund an escrow account (the “Escrow Account”) in an amount of Three Million Dollars ($3,000,000), pursuant to the terms of that certain Escrow Agreement being entered into by and among DAKP, WFS and an escrow agent mutually acceptable to DAKP and WFS, in substantially the form attached hereto as Exhibit B.

3.                    Procedures.

(a)           DAKP Indemnification Claims.

i.             Notice of Third-Party Claim by a DAKP Indemnified Party. If a DAKP Indemnified Party receives notice of the assertion or commencement of any Third-Party Claim against or involving it for which WFS is obligated to provide indemnification under this Agreement (a “DAKP Indemnification Claim”), then the DAKP Indemnified Party shall provide written notice of the DAKP Indemnification Claim to WFS within ten (10) business days of the DAKP Indemnified Party’s receipt of such notice or the Effective Date of this Agreement, whichever is later (it being acknowledged that claims provided under Section 3(a)(iii) shall not require notice). The provisions of this paragraph do not relieve the DAKP Indemnified Party of its obligation to seek payment for the DAKP Indemnification Claim under any existing DAKP insurance policies, provided, however, the failure by any DAKP Indemnified Party to obtain such payment shall not relieve WFS of its indemnification obligations hereunder.

ii.            Notice of Obligation to Indemnify. WFS shall provide written notice to the applicable DAKP Indemnified Party of its acceptance of its obligation (without reservation, stipulation or condition as to the Claim or that portion of the Claim that constitutes a DAKP Indemnification Claim) to indemnify in accordance with Section 2(a) within twenty (20) business days (or sooner, if the nature of such Third-Party Claim so requires) of receiving notice of such DAKP Indemnification Claim from the DAKP Indemnified Party. Any dispute as to whether a Claim constitutes a DAKP Indemnification Claim that cannot be resolved through good faith negotiations of the Parties shall be subject to the dispute resolution provisions of Section 9(e). If WFS fails to timely provide the notice described in the previous sentence for any reason, then the DAKP Indemnified Party may control the defense of the DAKP Indemnification Claim at WFS’s sole cost and expense, including to defend against, negotiate, settle, or otherwise respond to such Third-Party Claim, until such time as WFS assumes the obligation to indemnify under Section

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2(a). Notwithstanding the foregoing, the applicable DAKP Indemnified Party shall retain control of its own defense with respect to those DAKP Indemnification Claims (or, if they can reasonably be segregated, those portions of DAKP Indemnification Claims) that, after the Parties’ good faith negotiations using commercially reasonably efforts, cannot be resolved and present a conflict between the interests of WFS and the interests of the DAKP Indemnified Party such that counsel for WFS could not adequately represent the interests of such DAKP Indemnified Party because such interests would be in conflict with those of WFS. For the avoidance of doubt, WFS shall, subject to the cooperation and consent provisions of this Agreement, continue to indemnify the relevant DAKP Indemnified Party for any settlement or judgment of a Claim or portion of a Claim presenting a conflict of interest as described in the previous sentence, but only to the extent such Claim or portion thereof constitutes a DAKP Indemnification Claim. The costs incurred by the DAKP Indemnified Party in the defense of Claims or portions of Claims presenting a conflict of interest shall be paid for by WFS.

iii.           Claims as of the Effective Date. The parties hereto agree that the claims or losses listed in Exhibit C hereto constitute DAKP Indemnification Claims as of the Effective Date, and that no further notice of such Claims is required hereunder in order to establish the DAKP Indemnified Parties’ entitlement to payment for such Claims pursuant to the terms of Section 2.

iv.           Cooperation.

(a)           Upon the reasonable request of WFS, the DAKP Indemnified Parties shall work together and cooperate in good faith , and at WFS’s expense (to the extent not paid by insurance or third parties), with WFS in any DAKP Indemnification Claim being defended by WFS. Any of the DAKP Indemnified Parties shall have the right to participate in the defense of any DAKP Indemnification Claim being defended by WFS at such DAKP Indemnified Party’s sole expense and by such DAKP Indemnified Party’s own counsel (which will be reasonably satisfactory to WFS), and WFS shall keep such counsel reasonably informed of all matters relating to the defense of such DAKP Indemnification Claim.

(b)           Upon the reasonable request of a DAKP Indemnified Party, WFS shall work together and cooperate in good faith, and at WFS’s expense (to the extent not paid by insurance or third parties), with such DAKP Indemnified Party in any DAKP Indemnification Claim (or portion thereof) being defended by DAKP or its Affiliates. WFS shall have the right to participate in the defense of any DAKP Indemnification Claim being defended by DAKP or its Affiliates at WFS’s sole expense and by WFS’s own counsel (which will be reasonably satisfactory to DAKP), and DAKP shall keep such counsel reasonably informed of all matters relating to the defense of such DAKP Indemnification Claim.

(b)          WFS Indemnification Claims.

i.             Notice of Third-Party Claim by a WFS Indemnified Party. If a WFS Indemnified Party receives notice of the assertion or commencement of any Third-Party Claim against or involving it for which the DAKP Indemnifying Parties are obligated to provide indemnification under this Agreement (a “WFS Indemnification Claim”), then the WFS Indemnified Party shall provide written notice of the WFS Indemnification Claim to the DAKP

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Indemnifying Parties within ten (10) business days after the WFS Indemnified Party’s receipt of such notice or the Effective Date of this Agreement, whichever is later (it being acknowledged that claims provided under Section 3(b)(iii) shall not require notice).

ii.            Notice of Obligation to Indemnify. Each DAKP Indemnifying Party shall provide notice to the applicable WFS Indemnified Party of its acceptance of its obligation (without reservation, stipulation or condition as to the Claim or that portion of the Claim that constitutes a WFS Indemnification Claim) to indemnify in accordance with Section 2(b) within twenty (20) business days of receiving notice of such WFS Indemnification Claim from the WFS Indemnified Party.

iii.           Claims as of the Effective Date. The parties hereto agree that the claims or losses listed in Exhibit D hereto constitute WFS Indemnification Claims as of the Effective Date, and that no further notice of such Claims is required hereunder in order to establish WFS’s entitlement to payment for such Claims pursuant to the terms of Section 2.

iv.           Cooperation. Upon the reasonable request of DAKP, the WFS Indemnified Parties shall work together and cooperate in good faith at their own expense (to the extent not paid by insurance or third parties) with the DAKP Indemnifying Parties in the submittal and processing of invoices for reimbursement under this Agreement.

(c)          Control of Settlement; Consent to Settlement. WFS shall have the right to control the settlement of any Claim or portion of a Claim that constitutes a DAKP Indemnification Claim for which WFS has provided written notice, or otherwise assumed the defense, as provided for in Section 3(a)(ii); provided, however, WFS shall not enter into any settlement of a DAKP Indemnification Claim, without DAKP’s prior written consent (such consent not to be unreasonably withheld), that (a) requires affirmative action (e.g., a settlement containing equitable remedies) by a DAKP Indemnified Party, (b) if the DAKP Indemnified Party reasonably and in good faith believes that such DAKP Indemnification Claim would be likely to be materially detrimental to the reputation, character, customer or supplier relationships or future business prospects of such DAKP Indemnified Party without the prior written consent of the applicable DAKP Indemnified Party, such consent not to be unreasonably withheld, conditioned, or delayed, or (c) does not include a full and final release of DAKP Indemnified Parties for any DAKP Indemnification Claim. DAKP shall not enter into any settlement being defended by DAKP or DAKP Affiliates without WFS’s prior written consent (such consent not to be unreasonably withheld).

(d)          Access to Books and Records. The Indemnified Party shall provide the Indemnifying Party with reasonable access during normal business hours to books, records, and employees of the Indemnified Party reasonably necessary in connection with any Indemnification Claim; provided, however, that in no event will any Indemnified Party be required to provide the Indemnifying Party with any documentation or other materials that may, as determined in good faith by the applicable Indemnified Party, adversely affect the attorney-client or other privilege of such Indemnified Party.

(e)          Failure to Give Notice. A failure to give timely notice or to include any specified information in any notice as provided in this Section 3 shall not affect the rights of any

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Indemnified Party, except and only to the extent that, as a result of such failure, an Indemnifying Party can demonstrate actual loss or prejudice as a result of such failure. By way of example only, an Indemnifying Party can demonstrate “actual loss or prejudice” by showing that an Indemnified Party’s failure to give timely notice of an Indemnified Claim results in the Indemnifying Party’s inability to recover from insurers or third parties for that claim.

4.                    Payment of Indemnification Payments.

(a)           Payment from Escrow Account. If a WFS Indemnified Party seeks to assert a claim of indemnification pursuant to this Agreement, such WFS Indemnified Party shall be required to first seek to collect any amounts in connection with such WFS indemnification Claim from the Escrow Account (to the extent there are sufficient funds available in the Escrow Account) prior to such WFS Indemnified Party seeking payment directly from any DAKP Indemnifying Party with respect to such WFS Indemnification Claim; provided, however, that if there are not sufficient funds in the Escrow Account, then such WFS Indemnified Party shall be permitted to seek indemnification directly from the DAKP Indemnifying Parties to the extent of any shortfall, subject in all cases to the Cap.

(b)           Obligations to Fund. An Indemnifying Party is obligated to fund its indemnification obligation to the extent that an insurer has denied payment or coverage even though the Indemnifying Party or Indemnified Party contends that the cost or liability should be covered by the insurance.

5.                   Insurance Matters.

(a)           Insurance Proceeds. It is the intention of DAKP and WFS that: (i) this Agreement is intended to maximize, and not diminish in any way, the insurance available to respond to and pay for Derailment Claims; (ii) any insurer that would otherwise be obligated with respect to any Claims related to any matter set forth herein shall not be relieved of any responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto; and (iii) the transactions effectuated pursuant to this Agreement or any other agreements between the parties hereto or their Affiliates be structured and interpreted in such a manner as to not excuse any insurer from its obligations in connection with any Derailment Claims and to maximize the insurance coverage available to each of the WFS Indemnified Parties and the DAKP Indemnified Parties in connection therewith. It is the intention of the parties that the obligations to indemnify herein are excess of and not primary to or concurrent with any obligation of any insurer to defend and protect the DAKP Indemnified Parties and the WFS Indemnified Parties.

(b)           Control of Insurance and Third Party Recovery Claims. Except as otherwise provided herein, as between the DAKP Indemnified Parties, on the one hand, and WFS, on the other, WFS shall control the pursuit of insurance for, and recovery from third parties relating to, such Derailment Claim to the extent a DAKP Indemnified Party or WFS Indemnified Party has a claim for coverage or indemnity, including in WFS’s sole determination which, if any, of the available coverage or indemnity to make claim under, and whether to settle or litigate such claims. The DAKP Indemnified Parties shall cooperate, at WFS’s expense, in the submission of insurance claims and costs to the insurers and other third parties for any Derailment Claim and in pursuit of

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such coverage claims, including by providing documentation and assisting WFS in responding to insurer or third party discovery demands.

(c)           Cooperation in Insurance and Third Party Recovery Efforts. The Indemnified Parties shall cooperate and use commercially reasonable efforts to maximize the recoveries under insurance policies or indemnity, contribution or other similar agreements for any indemnity payments required by this Agreement. Because all indemnity obligations under this Agreement are net of (i.e., excess of) insurance and third party recoveries, the following procedures shall apply: If a DAKP Indemnified Party or WFS Indemnified Party receives an indemnity payment required by this Agreement and subsequently receives insurance proceeds or a refund or payment of any amount relating to such indemnity payment claim, then the applicable DAKP or WFS Indemnified Party shall reimburse the Indemnifying Party for such payment, up to the amount of insurance proceeds or refund or payment that the DAKP or WFS Indemnified Party received, except that any payment to a DAKP entity shall first be made to the Escrow Account to cause the Escrow Account to be replenished up to its full three-million dollar amount. For avoidance of doubt, any reimbursement to a DAKP Indemnifying Party by an insurer or third party as against a payment made by a DAKP Indemnifying Party shall increase the amount remaining on the Cap. Additionally, in the event a DAKP Indemnified Party incurs damages, fines or losses, including out-of-pocket costs, fees and expenses, in connection with any Derailment Claim for which an insurance policy of DAKP or its Affiliates provides coverage or for which potential recovery is available from a third party, but with respect to which WFS does not have an indemnification obligation hereunder, then WFS shall either (i) use commercially reasonable efforts to pursue and maximize recovery under such insurance policy or third party claim, and shall remit any proceeds received by WFS under such policy or in such third party claim to the applicable DAKP Indemnified Party, up to the amount of losses incurred by such DAKP Indemnified Party; or (ii) consent to such DAKP Indemnified Party directly pursuing recovery under such insurance policy or from such third party. The parties acknowledge and agree that nothing in the foregoing sentence in any way limits the indemnification obligations of the parties hereunder.

(d)           Insurance Policies. DAKP and its Affiliates shall disclose to WFS all potentially applicable insurance policies relevant to the Derailment Claims; provided that the failure to disclose such policies shall not affect the obligations of WFS and its Affiliates hereunder except, and only to the extent that, WFS and its Affiliates can demonstrate actual loss or prejudice as a result of such failure.

6.                    Release.

(a)           Release by DAKP. Except as to the Excluded Matters, DAKP, on behalf of itself and its Affiliates, hereby releases and forever discharges WFS, and WFS’s Affiliates from any and all demands, claims, counterclaims, liabilities, suits, debts, sums of money, accounts, agreements, contracts, covenants, controversies, judgments, expenses, executions, liens, claims of lien, penalties, attorneys’ fees, actions or causes of action, in law or equity, for damages of every kind, character or description, costs, expenses, attorney’s fees, compensation, consequential damages, punitive damages, liquidated damages, or any other things whatsoever (collectively, “Released Claims”), whether presently known or unknown, accrued or unaccrued, contingent or

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vested, arising out of anything which shall have occurred, or based upon any actions, omissions or events, from the beginning of time to the date hereof, relating to the Derailment.

(b)           Release by WFS. Except as to the Excluded Matters, WFS, on behalf of itself and its Affiliates, hereby releases and forever discharges DAKP and DAKP’s Affiliates from any and all Released Claims, whether presently known or unknown, accrued or unaccrued, contingent or vested, arising out of anything which shall have occurred, or based upon any actions, omissions or events, from the beginning of time to the date hereof, relating to the Derailment, provided however that such releases and discharges do not apply, and shall not be construed or interpreted to apply, to DPTS, DPTSM or Dakota Plains Marketing to the extent of any recovery by from any insurer or third party related to any Derailment Claim, but such releases and discharges do apply, and shall be construed and interpreted to apply, to DPTS, DPTSM and Dakota Plains Marketing in all other respects. For the avoidance of doubt, DPTS, DPTSM or Dakota Plains Marketing are not released or discharged by this section 6(b) to the extent of any recovery referenced in the preceding sentence, but are released and discharged in every other respect. The parties agree that the releases provided in this Section 6(b) shall not extend to the extent, if any, that an insurer would otherwise be entitled to obtain subrogation against the released party but that as to any such subrogation claim, the released party shall be indemnified by WFS for such liability.

(c)           Representation by WFS. WFS hereby represents and warrants to the DAKP Indemnified Parties that, to its knowledge, no Claims have been made in any of the proceedings identified on Exhibit E hereto that, if made against the DAKP Indemnified Parties, would not be covered by indemnification from WFS pursuant to Section 2(a) hereof and WFS is not currently aware of any Claims with respect to the Derailment that, if made against the DAKP Indemnified Parties, would not be fully covered by indemnification from WFS pursuant to Section 2(a) hereof.

7.                    Assignment of Claim Recoveries. Without in any way limiting or otherwise modifying any rights of the DAKP Indemnified Parties under this Agreement or any other agreement between any of the DAKP Indemnified Parties, on the one hand, and any of WFS and/or its Affiliates, on the other hand, the DAKP Indemnified Parties do hereby assign, transfer, convey and deliver to WFS, and WFS does hereby assume, take, accept and receive from the DAKP Indemnified Parties, all of the DAKP Indemnified Parties’ recoveries on Derailment Claims (whether from insurers or other third parties). The parties shall work together in good faith and take all actions and execute any documents, including amendment of any provision in the Purchase Agreement or this Agreement, reasonably necessary to effectuate the intent of the provisions set forth in this Agreement. For the avoidance of doubt, (a) this assignment does not affect the obligation of the DAKP Indemnified Parties to cooperate in the pursuit of insurance and other third party recoveries as set forth in Sections 3(a)(iv) and 5; (b) if required by law, any Claim for any DAKP Indemnified Party’s recovery referred to in this Section 7 shall be made in the name of the relevant DAKP Indemnified Party; and (c) except as provided in this Agreement, DAKP and its Affiliates shall not have any obligation to assist on any such Claims. In addition, the DAKP Indemnified Parties hereby assign to WFS and its Affiliates all of the DAKP Indemnified Parties’ claims against third parties (other than insurers) relating to the Derailment and Derailment Claims.

8.                   Term. The indemnification obligations under Section 2 shall remain in effect until the eighteen (18) month anniversary of the expiration of the applicable statute of limitations with

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respect to Derailment Claims, and from and after such date neither party shall have any obligations under Section 2; provided, however, if notice of a Derailment Claim is given prior to such expiration, then such Derailment Claims shall be preserved until finally resolved. The parties’ cooperation obligations are continuing and shall survive until all Derailment Claims, all Indemnification Claims, and all related insurance and third party recovery claims have been fully and finally resolved. Notwithstanding anything herein to the contrary, the releases set forth in Section 6 shall survive in perpetuity.

9.                   Miscellaneous.

(a)          Entire Agreement. This Agreement and the Purchase Agreement (including the Schedules and Exhibits to each of the foregoing) contain the entire agreement of the parties with regard to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement among the parties executed with or after this Agreement.

(b)          Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by WFS and DAKP. No failure or delay by either party in exercising any right, power, or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies hereunder, under the Purchase Agreement, or at law or in equity; accordingly, no exercise of any right or remedy shall be construed as an election of remedies by either party.

(c)          Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or two (2) business days after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

i.	If to DAKP or any DAKP Indemnified Party, to:

Dakota Plains Holdings, Inc.
294 Grove Lane East
Wayzata, MN 55391
Attention: General Counsel

with a copy (which shall not constitute notice) to:

McKenna Long & Aldridge LLP
303 Peachtree Street
Suite 5300
Atlanta, GA 30308
Attention: David Brown

ii.	If to WFS or any WFS Indemnified Party, to:

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World Fuel Services Corporation
9800 NW 41st Street
Miami, FL, 33178, USA
Attention: Jeffrey Weissman
Vice President & Associate General Counsel

with a copy (which shall not constitute notice) to:

Covington & Burling LLP
One CityCenter
850 Tenth Street
Washington, DC 20001
Attention: Benedict M. Lenhart

or to such other address or addresses as any such Party may from time to time designate as to itself by like notice.

(d)          Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Minnesota, regardless of the laws that might otherwise govern under principles of conflict of laws thereof.

(e)          Dispute Resolution.

i.          Jurisdiction. Each party hereby irrevocably and unconditionally submits to the jurisdiction of the federal and state courts in Hennepin County, in the State of Minnesota for the purposes of any action, proceeding or other dispute arising out of or relating to this Agreement, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof. Each party agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such party’s address set forth in Section 9(c) will be effective service of process upon such party for any action, proceeding or dispute brought against it in such court with respect to any matters to which it has submitted to jurisdiction as set forth above. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, proceeding or dispute arising out of or relating to this Agreement, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof in the federal and state courts in Hennepin County, in the State of Minnesota, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, proceeding or dispute brought in any such court has been brought in an inconvenient forum.

ii.         Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF

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THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(f)            Survival of Indemnification Obligations. Subject to section 6(b), the existing contractual indemnification obligations owed by DPTS, DPTSM, and Dakota Plains Marketing to their members and other Affiliates are not released by this Agreement with respect to and to the extent of any recovery from any insurer or third party as a result of a Derailment Claim, but are released in all other respects. Furthermore, the rights held by DPTS, DPTSM, and Dakota Plains Marketing under policies of insurance in which they are identified as an insured or otherwise entitled to coverage shall survive this Agreement.

(g)           Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(h)           Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. The Parties shall cooperate with each other and take all reasonable steps necessary to effectuate the intent of the preceding sentence, and shall ensure that if any of them sell or divest their interest in an Indemnified Party, the Indemnified Party’s obligations under this Agreement survive and shall survive the sale or divestiture and be transferred along with the interest.

(i)            Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, the DAKP Indemnified Parties, the WFS Indemnified Parties, and their respective successors and assigns and nothing herein, express or implied will give or be construed to give to any Person, other than the parties and such permitted successors and assigns, any legal or equitable rights hereunder.

(j)            Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision or portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law, such invalidity, illegality or unenforceability shall not affect the validity, legality, or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed, and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal, or unenforceable provision.

(k)           Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

(l)            Counterparts. This Agreement may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or

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more counterparts have been signed by either party and delivered to the other party. Facsimile or pdf transmission of any signed original document or retransmission of any signed facsimile or pdf transmission shall be deemed the same as delivery of an original. At the request of either party, the other party shall confirm facsimile or pdf transmission by signing a duplicate original document.

(Signatures begin on following page)

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IN WITNESS WHEREOF, each of the parties has caused this Indemnification and Release Agreement to be duly executed on its behalf as of the Effective Date.

“DAKP”:

DAKOTA PLAINS HOLDINGS, INC.

By:	/s/ Gabriel C. Claypool
Name:	Gabriel C. Claypool
Title:	President and Chief Operating Officer

“WFS”:

WORLD FUEL SERVICES CORPORATION

By:	/s/ Adrienne B. Urban
Name:	Adrienne B. Urban
Title:	Sr. Vice President and Treasurer

[Signature Page to Indemnification and Release Agreement]